Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the undersigned hereby (i) agree to the joint filing with all other Reporting Persons (as such term is defined in the statement on Schedule 13D described below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A Common Stock, par value $0.001 per share, of Ladder Capital Corp  and (ii) agree that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

Dated: February 21, 2014

/s/ NEAL MOSZKOWSKI
NEAL MOSZKOWSKI

/s/ RAMEZ SOUSOU
RAMEZ SOUSOU

TOWERBROOK INVESTORS LTD.

		By:	/s/ Neal Moszkowski
		Name:	Neal Moszkowski
		Title:	Director

TOWERBROOK INVESTORS GP II, L.P.

	By:	TowerBrook Investors Ltd.,
its General Partner

	By:	/s/ Glenn F. Miller
		Name:	Glenn F. Miller
		Title:	Attorney-in-Fact

TOWERBROOK INVESTORS II AIV, L.P.

By:	TowerBrook Investors GP II, L.P.
Its:	General Partner

By:	TowerBrook Investors Ltd.
Its:	General Partner

By:	/s/ Glenn F. Miller
	Name:	Glenn F. Miller
	Title:	Attorney-in-Fact

TOWERBROOK INVESTORS II, L.P.

By:	TowerBrook Investors GP II, L.P.
Its:	General Partner

By:	TowerBrook Investors Ltd.
Its:	General Partner

By:	/s/ Glenn F. Miller
	Name:	Glenn F. Miller
	Title:	Attorney-in-Fact

TOWERBROOK INVESTORS II EXECUTIVE FUND, L.P.

By:	TowerBrook Investors GP II, L.P.
Its:	General Partner

By:	TowerBrook Investors Ltd.
Its:	General Partner

By:	/s/ Glenn F. Miller
	Name:	Glenn F. Miller
	Title:	Attorney-in-Fact

TI II LADDER HOLDINGS, LLC

TOWERBROOK INVESTORS II, L.P.

By:	/s/ Glenn F. Miller
	Name:	Glenn F. Miller
	Title:	Vice President